UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

1347 CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road, 6th Floor, Itasca IL 60143
(Address of principal executive offices, including Zip Code)

(855) 862-0436

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 21, 2014, 1347 Capital Corp. (the “Company”) consummated its initial public offering (“IPO”) of 4,000,000 units (“Units”). Each Unit consists of one share of common stock, $0.0001 par value per share (“Common Stock”), one right (“Right”) to receive one-tenth (1/10) of one share of Common Stock automatically upon consummation of an initial business combination (a “Business Combination”) and one warrant (“Warrant”) to purchase one-half of one share of Common Stock at an exercise price of $11.50 per full share.  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $40,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) to 1347 Investors LLC (the “Sponsor”) of 180,000 units (the “Private Units”) at a price of $10.00 per Private Unit and 600,000 warrants (the “$15 Exercise Price Sponsor Warrants”), each exercisable for one share of Common Stock at an exercise price of $15.00 per share, at a price of $0.50 per $15 Exercise Price Sponsor Warrant, generating total proceeds of $2,100,000.  The Private Units consist of one share of Common Stock, one right to receive one-tenth (1/10) of one share of Common Stock automatically upon consummation of a Business Combination and one warrant to purchase one-half of one share of Common Stock at an exercise price of $11.50 per full share.

A total of $40,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A. (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay the Company’s working capital requirements or franchise and income taxes, none of the funds held in the Trust Account will be released until the earlier of the completion of a Business Combination or the redemption of 100% of the Public Shares if the Company is unable to consummate a Business Combination within the required timeframe.

On July 23, 2014, the Company completed the sale of 600,000 additional Units pursuant to the exercise of the over-allotment option granted to the underwriters of the IPO. The Units issued pursuant to the over-allotment option were sold at a price of $10.00 per Unit, generating gross proceeds of $6,000,000. Simultaneously therewith, the Sponsor purchased an additional 18,000 Private Units at a price of $10.00 per Private Unit. As a result of the exercise of the over-allotment option and the additional purchase of Private Units by the Sponsor, an additional $6.0 million was deposited in the Trust Account.

An audited balance sheet as of July 21, 2014 reflecting receipt of the proceeds received by the Company in connection with the closing of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014

1347 CAPITAL CORP.

By:	/s/ Hassan R. Baqar
Hassan R. Baqar
Chief Financial Officer, Secretary and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet.